Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2020 Results

Wakefield, MA—April 30, 2020—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the first quarter ended March 31, 2020.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“Leasing activity during the first quarter of 2020 continued the strong pace of the previous two years, with new tenant leasing in 2020 at our 32 operating and 3 redevelopment properties finishing the best first quarter results in FSP history.  Prior to the emergence of the COVID-19 pandemic, we believe that the Company was positioned well for new tenant absorption, increasing occupancy levels and higher rental rates during 2020, allowing us to potentially start realizing the longer term value-add portfolio proposition that was such an integral part of the strategy of recasting our portfolio.  However, despite our positive first quarter results, in March 2020 the full weight of the COVID-19 pandemic and consequent U.S. economic shutdown became more apparent.  While leasing activity at our properties continues, we believe that a significant ‘pause’ button has been pushed relative to new tenant leasing prospects, making the actual amount of any new tenant leasing going forward uncertain.  As of April 28, 2020, we had collected approximately 98% of April rents.  However, at this time, we are not able to predict whether and to what extent our level of rental receipts may change in future months.  Consequently, we are withdrawing our previous income and Funds From Operations (FFO) guidance and will not be providing additional guidance until such time as we have a better understanding of the duration of the COVID-19 pandemic and its impact on our business and the businesses of our tenants. We believe the bulk of our tenants will be financially able to weather the COVID-19 pandemic and that the inherent value of our property portfolio, our own financial resources and balance sheet flexibility, will see us through this difficult time, and then allow us to resume the strong new tenant leasing and absorption that was underway during the first quarter.”

Financial Highlights

•	Net loss was $1.1 million, or $0.01 per basic and diluted share, for the first quarter ended March 31, 2020.
•	FFO was $21.3 million, or $0.20 per basic and diluted share, for the first quarter, which was at the high end of our previous guidance range.
•	Adjusted Funds From Operations (AFFO) was $0.03 per basic and diluted share for the first quarter ended March 31, 2020.
•

We are withdrawing our previous income and FFO guidance and will not be providing additional guidance until such time as we have a better understanding of the duration of the COVID-19 pandemic and its impact on our business and the businesses of our tenants.

•	As of March 31, 2020, we had $570 million available on our revolving line of credit and had $17.3 million in cash on hand.
•	Our debt is entirely unsecured and we have no debt maturities until November of 2021.

COVID-19 Pandemic Update

FSP is committed to the health and safety of its employees, tenants, vendors and visitors and will continue to implement recommended guidelines for social distancing and safety protocols at our properties and corporate headquarters.

•	We have implemented working from home policies for FSP employees.

•

All of our properties have been open and continue to be accessible to tenants.  We have communicated with tenants that we are ready to welcome back increasing numbers of their respective employees, vendors and visitors to each of our buildings.

•

As of April 28, 2020, we had collected approximately 98% of rental receipts due in April 2020. Due to the high level of uncertainty related to the COVID-19 pandemic, we are unable to predict the level of rental receipts in future months.

•

During the past approximately five weeks, we have received rent relief requests from some of our tenants.  The majority of these requests for relief have been in the form of potential rent deferrals for varying lengths of time.  We will review each request for rent relief on a case by case basis.  Where prudent, we may grant deferrals and, in some instances, seek extended lease terms.  We are unable to predict the outcomes of these ongoing negotiations, the amount of the rent relief packages, if any, and ultimate recovery of any deferred amounts.

•	Colorado, Georgia and Texas are beginning to lift their respective COVID-19 pandemic restrictions. Denver, Atlanta, Dallas and Houston are our four largest markets in terms of square footage.

Leasing Update

•

Our directly owned real estate portfolio of 32 operating properties (excluding 3 redevelopment properties) totaling approximately 9.5 million square feet was approximately 85.4% leased as of March 31, 2020 compared to approximately 87.6% leased as of December 31, 2019.

•

During the quarter ended March 31, 2020, we leased approximately 280,000 square feet, of which approximately 144,000 square feet was with new tenants.  During the year ended December 31, 2019, we leased approximately 1,417,000 square feet, of which approximately 534,000 square feet was with new tenants.

•

During the quarter ended March 31, 2020, Willis Towers Watson leased approximately 22,000 square feet at Forest Park in Charlotte, North Carolina, representing approximately 35% of the redevelopment asset.  In addition, during the quarter ended March 31, 2020, Principal Life leased approximately 20,000 square feet at One Overton Park in Atlanta, Georgia.  Both tenants plan to occupy their respective spaces in the second half of 2020.

•

Lease expirations for the remainder of 2020 are approximately 356,000 square feet, or 3.6% of our portfolio. Those lease expirations will be offset by approximately 388,000 square feet of executed leases that are scheduled to commence during the remainder of 2020.

•

The weighted average GAAP base rent per square foot achieved on leasing activity during the quarter ended March 31, 2020 was $31.17, or 10.5% higher than average rents in the respective properties as applicable compared to the year ended December 31, 2019.  The average lease term on leases in the first quarter of 2020 shortened to 6.3 years compared to 8.3 years for the full year of 2019.  Overall the portfolio weighted average rent per occupied square foot increased to $30.28 as of March 31, 2020 from $29.88 as of December 31, 2019.

Dividend Update

On April 3, 2020, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended March 31, 2020 of $0.09 per share of common stock that will be paid on May 7, 2020 to stockholders of record on April 17, 2020.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of March 31, 2020.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for May 1, 2020 at 11:00 a.m. (ET) to discuss the first quarter 2020  results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission, including without limitation, the “Risk Factors” set forth in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2020	2019

Revenue:
Rental	$62,567	$63,359
Related party revenue:
Management fees and interest income from loans	403	1,352
Other	13	5
Total revenue	62,983	64,716

Expenses:
Real estate operating expenses	17,298	17,726
Real estate taxes and insurance	11,762	12,102
Depreciation and amortization	22,338	23,245
General and administrative	3,525	3,509
Interest	9,063	9,368
Total expenses	63,986	65,950

Income before taxes on income	(1,003)	(1,234)
Tax expense (benefit) on income	68	(29)
Net loss	$(1,071)	$(1,205)

Weighted average number of shares outstanding, basic and diluted	107,269	107,231

Net loss per share, basic and diluted	$(0.01)	$(0.01)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2020	2019
Assets:
Real estate assets:
Land	$191,578	$191,578
Buildings and improvements	1,941,952	1,924,664
Fixtures and equipment	11,917	11,665
	2,145,447	2,127,907
Less accumulated depreciation	506,251	490,697
Real estate assets, net	1,639,196	1,637,210
Acquired real estate leases, less accumulated amortization of $61,736 and $60,749, respectively	37,270	40,704
Cash, cash equivalents and restricted cash	17,283	9,790
Tenant rent receivables	3,609	3,851
Straight-line rent receivable	68,317	66,881
Prepaid expenses and other assets	7,486	7,246
Related party mortgage loan receivables	21,000	21,000
Other assets: derivative asset	—	3,022
Office computers and furniture, net of accumulated depreciation of $1,386 and $1,362, respectively	215	183
Deferred leasing commissions, net of accumulated amortization of $29,926 and $28,114, respectively	53,251	52,767
Total assets	$1,847,627	$1,842,654

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$30,000	$—
Term loans payable, less unamortized financing costs of $3,876 and $4,267, respectively	766,124	765,733
Series A & Series B Senior Notes, less unamortized financing costs of $945 and $985, respectively	199,055	199,015
Accounts payable and accrued expenses	57,076	66,658
Accrued compensation	1,335	3,400
Tenant security deposits	9,615	9,346
Lease liability	1,803	1,890
Other liabilities: derivative liabilities	23,035	7,704
Acquired unfavorable real estate leases, less accumulated amortization of $4,794 and $4,676, respectively	2,266	2,512
Total liabilities	1,090,309	1,056,258

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,269,201 and 107,269,201 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,356,794	1,356,794
Accumulated other comprehensive income (loss)	(23,035)	(4,682)
Accumulated distributions in excess of accumulated earnings	(576,452)	(565,727)
Total stockholders’ equity	757,318	786,396
Total liabilities and stockholders’ equity	$1,847,627	$1,842,654

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net loss	$(1,071)	$(1,205)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	23,086	23,962
Amortization of above and below market leases	(73)	(112)
Decrease in allowance for doubtful accounts and write-off of accounts receivable	(13)	(60)
Changes in operating assets and liabilities:
Tenant rent receivables	255	(491)
Straight-line rents	(966)	(1,140)
Lease acquisition costs	(470)	(689)
Prepaid expenses and other assets	(644)	1,497
Accounts payable and accrued expenses	(8,215)	(6,101)
Accrued compensation	(2,065)	(1,970)
Tenant security deposits	269	33
Payment of deferred leasing commissions	(2,892)	(4,242)
Net cash provided by operating activities	7,201	9,482
Cash flows from investing activities:
Property improvements, fixtures and equipment	(20,054)	(15,223)
Repayment of related party mortgage loan receivable	—	(2,400)
Investment in related party mortgage loan receivable	—	265
Proceeds received from liquidating trust	—	263
Net cash used in investing activities	(20,054)	(17,095)
Cash flows from financing activities:
Distributions to stockholders	(9,654)	(9,651)
Borrowings under bank note payable	35,000	30,000
Repayments of bank note payable	(5,000)	(15,000)
Deferred financing costs	—	(81)
Net cash provided by financing activities	20,346	5,268
Net increase (decrease) in cash, cash equivalents and restricted cash	7,493	(2,345)
Cash, cash equivalents and restricted cash, beginning of year	9,790	11,177
Cash, cash equivalents and restricted cash, end of period	$17,283	$8,832

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2020	355,633	3.6%
2021	846,202	8.5%
2022	1,193,848	12.0%
2023	661,961	6.7%
2024	863,983	8.7%
Thereafter (2)	5,990,101	60.5%
	9,911,728	100.0%

(1)	Percentages are determined based upon total square footage.
(2)

Includes 1,385,057 square feet of vacancies at our operating properties and 179,254 square feet of vacancies at our redevelopment properties as of March 31, 2020. We define redevelopment properties as properties being developed, redeveloped or where development/redevelopment is complete but that are not yet stabilized.

(dollars & square feet in 000's)	As of March 31, 2020 (a)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$552,470	33.7%	2,620	26.4%
Texas	9	344,184	21.0%	2,420	24.4%
Georgia	5	321,462	19.6%	1,967	19.8%
Minnesota	3	121,074	7.4%	755	7.6%
Virginia	4	82,765	5.0%	685	6.9%
North Carolina	2	50,341	3.1%	322	3.2%
Missouri	2	44,331	2.7%	351	3.6%
Illinois	2	47,642	2.9%	372	3.8%
Florida	1	46,029	2.8%	213	2.2%
Indiana	1	28,898	1.8%	206	2.1%
Total	35	$1,639,196	100.0%	9,911	100.0%

(a)	Includes investment in our redevelopment properties. We define redevelopment properties as properties being developed, redeveloped or where complete, but that are not yet stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

(in thousands)	For the Three Months Ended
31-Mar-20
Tenant improvements	$10,716
Deferred leasing costs	2,730
Non-investment capex	4,527
$17,973

	For the Three Months Ended				Year Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Dec-19
Tenant improvements	$8,318	$10,169	$7,890	$15,874	$42,251
Deferred leasing costs	4,239	3,666	1,286	3,164	12,355
Non-investment capex	2,413	4,049	3,968	6,304	16,734
	$14,970	$17,884	$13,144	$25,342	$71,340

Square foot & leased percentages	March 31,	December 31,
	2020	2019
Operating Properties (a):
Number of properties	32	32
Square feet	9,506,513	9,504,634
Leased percentage	85.4%	87.6%

Redevelopment Properties:
Number of properties	3	3
Square feet	405,215	405,215
Leased percentage	55.8%	50.3%

Managed Properties - Single Asset REITs (SARs):
Number of properties	2	2
Square feet	348,545	348,545

Total Operating, Redevelopment and Managed Properties:
Number of properties	37	37
Square feet	10,260,273	10,258,394

(a)

Excludes investment in our redevelopment properties.  We define redevelopment properties as properties being developed, redeveloped or where development/redevelopment is complete but that are not yet stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Dec-19	Leased (2)	31-Mar-20	Leased (2)

1	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	91.1%	94.1%
2	TIMBERLAKE	Chesterfield, MO	234,496	95.7%	95.7%	95.7%	95.7%
3	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
4	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
5	PARK TEN	Houston, TX	157,460	79.0%	84.8%	71.7%	71.7%
6	PARK TEN PHASE II	Houston, TX	156,746	84.4%	85.8%	95.0%	95.0%
7	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
8	ADDISON	Addison, TX	289,302	80.5%	81.1%	79.4%	76.4%
9	COLLINS CROSSING	Richardson, TX	300,887	88.4%	88.4%	79.7%	79.7%
10	INNSBROOK	Glen Allen, VA	298,183	57.2%	57.2%	57.2%	57.2%
11	RIVER CROSSING	Indianapolis, IN	205,729	98.5%	98.0%	98.5%	98.5%
12	LIBERTY PLAZA	Addison, TX	216,827	72.4%	72.4%	73.4%	72.7%
13	380 INTERLOCKEN	Broomfield, CO	240,359	87.2%	90.5%	73.1%	73.8%
14	390 INTERLOCKEN	Broomfield, CO	241,512	98.2%	98.2%	99.4%	99.0%
15	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
16	ONE OVERTON PARK	Atlanta, GA	387,267	85.3%	82.5%	93.3%	88.9%
17	LOUDOUN TECH	Dulles, VA	136,658	98.9%	98.9%	98.9%	98.9%
18	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	0.0%	0.0%
19	121 SOUTH EIGHTH ST	Minneapolis, MN	297,209	90.1%	90.1%	93.7%	92.5%
20	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
21	LEGACY TENNYSON CTR	Plano, TX	207,049	100.0%	97.3%	100.0%	100.0%
22	ONE LEGACY	Plano, TX	214,110	69.4%	69.4%	52.9%	53.2%
23	909 DAVIS	Evanston, IL	195,098	93.3%	93.3%	93.3%	93.3%
24	ONE RAVINIA DRIVE	Atlanta, GA	386,602	86.8%	86.8%	87.9%	86.9%
25	TWO RAVINIA	Atlanta, GA	411,047	71.0%	69.7%	69.8%	70.6%
26	WESTCHASE I & II	Houston, TX	629,025	62.3%	72.4%	55.8%	57.5%
27	1999 BROADWAY	Denver, CO	677,377	90.0%	88.2%	89.7%	89.9%
28	999 PEACHTREE	Atlanta, GA	621,946	94.2%	94.5%	91.8%	91.6%
29	1001 17th STREET	Denver, CO	655,420	98.5%	98.5%	98.5%	98.5%
30	PLAZA SEVEN	Minneapolis, MN	328,403	88.6%	88.6%	89.0%	89.3%
31	PERSHING PLAZA	Atlanta, GA	160,145	98.9%	98.9%	98.9%	98.9%
32	600 17th STREET	Denver, CO	609,353	89.5%	89.6%	92.4%	91.3%
	OPERATING TOTAL		9,506,513	87.6%	88.2%	85.4%	85.2%

33	FOREST PARK	Charlotte, NC	62,212	0.0%	0.0%	35.6%	11.9%
34	BLUE LAGOON	Miami, FL	213,182	73.1%	73.1%	73.1%	73.1%
35	801 MARQUETTE AVE	Minneapolis, MN	129,821	37.0%	37.0%	37.0%	37.0%
	REDEVELOPMENT TOTAL		405,215	50.3%	50.3%	55.8%	52.1%

	OWNED PORTFOLIO TOTAL		9,911,728

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of March 31, 2020

			% of
	Tenant	Sq Ft	Portfolio
1	IQVIA Holdings Inc.	259,531	2.6%
2	US Government	259,141	2.6%
3	CITGO Petroleum Corporation	248,399	2.5%
4	Newfield Exploration Company	234,495	2.4%
5	Centene Management Company, LLC	216,879	2.2%
6	Eversheds Sutherland (US) LLP	179,868	1.8%
7	EOG Resources, Inc.	169,167	1.7%
8	The Vail Corporation	164,636	1.7%
9	Lennar Homes, LLC	155,808	1.6%
10	T-Mobile South, LLC dba T-Mobile	151,792	1.5%
11	Citicorp Credit Services, Inc.	146,260	1.5%
12	Jones Day	140,342	1.4%
13	Worldventures Holdings, LLC	129,998	1.3%
14	Kaiser Foundation Health Plan	120,979	1.2%
15	Argo Data Resource Corporation	114,200	1.1%
16	Giesecke & Devrient America	112,110	1.1%
17	Randstad General Partner (US)	109,638	1.1%
18	VMWare, Inc.	100,853	1.0%
19	Ping Identity Corp.	94,761	1.0%
20	Common Grounds LLC	76,984	0.8%
	Total	3,185,841	32.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2020	2019
Net loss	$(1,071)	$(1,205)
Depreciation & amortization	22,265	23,133
NAREIT FFO	21,194	21,928
Lease Acquisition costs	98	182
Funds From Operations (FFO)	$21,292	$22,110

Funds From Operations (FFO)	$21,292	$22,110
Amortization of deferred financing costs	748	717
Straight-line rent	(966)	(1,140)
Tenant improvements	(10,716)	(8,318)
Leasing commissions	(2,730)	(4,239)
Non-investment capex	(4,527)	(2,413)
Adjusted Funds From Operations (AFFO)	$3,101	$6,717

Per Share Data
EPS	$(0.01)	$(0.01)
FFO	$0.20	$0.21
AFFO	$0.03	$0.06

Weighted average shares (basic and diluted)	107,269	107,231

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT,  may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus the amortization of deferred financing costs,  (5) plus the value of shares issued as compensation and (6) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude properties that are redevelopment properties, which include properties being developed, redeveloped or where redevelopment is complete but are in lease-up and are not stabilized, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Mar-20	31-Dec-19	(Dec)	Change
Region
East	944	$2,664	$3,174	$(510)	(16.1)%
MidWest	1,555	5,485	5,243	242	4.6%
South	4,387	13,290	17,589	(4,299)	(24.4)%
West	2,620	11,463	11,974	(511)	(4.3)%
Property NOI* from Operating Properties	9,506	32,902	37,980	(5,078)	(13.4)%
Dispositions and Redevelopment Properties	405	(28)	(47)	19	0.1%
NOI*	9,911	$32,874	$37,933	$(5,059)	(13.3)%

Sequential Same Store		$32,902	$37,980	$(5,078)	(13.4)%

Less Nonrecurring
Items in NOI* (a)		26	4,402	(4,376)	11.3%

Comparative
Sequential Same Store		$32,876	$33,578	$(702)	(2.1)%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	31-Mar-20	31-Dec-19
Net income (loss)	$(1,071)	$3,648
Add (deduct):
Management fee income	(478)	(570)
Depreciation and amortization	22,338	22,996
Amortization of above/below market leases	(73)	(97)
General and administrative	3,525	3,375
Interest expense	9,063	8,982
Interest income	(382)	(390)
Non-property specific items, net	(48)	(11)

NOI*	$32,874	$37,933

(a)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.